Exhibit 99.5

News Release

For more information contact:

Media, please contact:

Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

Analysts/Investors, please contact:

Tom Liguori, Iomega Corporation, (858) 314-7188

Tom Kampfer, Iomega Corporation, (858) 314-7188

FOR IMMEDIATE RELEASE

IOMEGA REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS

SAN DIEGO, October 27, 2005 – Iomega Corporation (NYSE: IOM) today reported revenue of $55.9 million and a net loss of $12.3 million, or $0.24 per share, for the quarter ended October 2, 2005. In comparison, third quarter 2004 revenue was $77.3 million with a net loss of $15.9 million, or $0.31 per share. The lower revenue was primarily due to a decline in the Zip® product line. The third quarter 2005 net loss included $6.6 million in pre-tax restructuring charges. The third quarter 2004 net loss included $4.6 million in pre-tax DCT impairment and other charges related to the discontinuance of the DCT development program and $2.3 million in pre-tax restructuring charges.

The third quarter 2005 gross margin percentage was 19.7% compared to 15.3% for third quarter 2004. The third quarter 2004 gross margin percentage was lower due to the $4.6 million impairment and other charges for DCT. Third quarter 2005 operating expenses were $23.6 million, including $6.6 million in restructuring charges and license income of $0.9 million. This was a 24% reduction compared to $30.9 million in third quarter 2004, which included $2.3 million in restructuring charges. The third quarter 2005 operating loss was $12.6 million, compared to an operating loss of $19.1 million

Iomega Corporation ( 10955 Vista Sorrento Parkway • San Diego, CA 92130

for third quarter 2004. The improvement in operating loss was a result of the lower internal cost structure implemented in the second half of 2004 and third quarter 2005.

The Company’s total cash, cash equivalents, and temporary cash investments decreased by $11.5 million during third quarter 2005 to $98.4 million. The decrease was primarily a result of payments associated with the restructuring actions, operating losses and higher trade receivables and inventory in anticipation of higher, seasonal fourth quarter sales.

“During third quarter 2005, we substantially completed our restructuring efforts and, going forward, I am optimistic that business results will improve as we enter the seasonally strong fourth quarter,” said Werner Heid, president and CEO, Iomega. “We anticipate our restructuring efforts will save $38 to $42 million annually with the majority of savings in place for the fourth quarter. In September, our REV™ technology received a major endorsement with the announcement at the International Broadcast Convention in Amsterdam of Thomson/Grass Valley’s new line of professional broadcasting equipment incorporating REV technology. The professional broadcast industry is a key vertical market that is currently standardized on tape but can clearly benefit from adopting REV technology in terms of workflow, cost, performance and reliability. In addition, with a renewed focus on hard disk drive-based products, we plan to significantly refresh our HDD line in the next two quarters. Through our REV and HDD products focus and initiatives, and a lean cost structure, we continue to work toward our critical goal to return Iomega to profitability.”

Third quarter 2005 Zip product sales of $14.9 million decreased $17.0 million, or 53.4%, from third quarter 2004. Third quarter 2005 Zip gross margin percentage of 44% was basically flat with the prior year. Third quarter 2005 Zip product profit margin (PPM)

was $6.0 million, compared to $12.6 million in third quarter 2004. The PPM decrease was primarily due to the lower sales volume.

Third quarter 2005 sales of Consumer Storage Solutions products, consisting of optical, hard disk (HDD), Mini USB flash and floppy drives, were $27.1 million, compared to $30.9 million in third quarter 2004. Most of the decline was in optical and flash products due to the Company’s efforts to eliminate unprofitable SKUs in these two product lines. Sales of hard disk drives increased 56% to $18.4 million. The Consumer Storage Solutions product loss in third quarter 2005 was $1.5 million, compared to a product loss of $2.9 million in third quarter 2004. The improvement was primarily driven by spending reductions implemented in the second half of 2004 and third quarter 2005 and improved margins on certain optical and flash product SKUs.

Third quarter 2005 REV product sales were $10.3 million or relatively flat with third quarter 2004 REV product sales. The REV product loss in third quarter 2005 of $1.3 million significantly improved compared to a $5.6 million product loss in third quarter 2004. The third quarter 2005 REV product loss was primarily due to development costs for next generation REV products and under-absorbed fixed overhead expenses at the current sales volumes.

Third quarter 2005 NSS revenue of $3.3 million was unchanged compared to third quarter 2004. The NSS product line had a $0.3 million product loss in third quarter 2005 compared to a nominal product loss in third quarter 2004 due to higher spending on marketing.

General corporate expenses which were not allocated to the total third quarter 2005 PPM totaled $9.9 million, a decrease of $4.3 million, or 30%, compared to third quarter 2004.

Revenue by region during third quarter 2005 was $30.1 million in the Americas, $21.3 million in Europe, and $4.5 million in Asia, or 54%, 38%, and 8%, respectively. This compares to revenue by region during third quarter 2004 of $42.4 million in the Americas, $28.7 million in Europe, and $6.2 million in Asia, or 55%, 37%, and 8%, respectively.

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega's third quarter 2005 financial results. The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on Thursday, November 10, 2005.

About Iomega

Iomega Corporation provides easy-to-use, high value storage solutions to help people protect, secure, capture, and share their valuable digital information. Iomega's award-winning storage products include the Iomega® REV™ 35GB drive, available in multiple interfaces, as well as the 10-cartridge, one-drive REV 1000 Autoloader; Zip® 100MB, 250MB, and 750MB drives; high-performance Iomega external hard drives; Iomega Mini USB drives and Micro Mini™ USB drives; Iomega external CD-RW drives; Iomega Super DVD drives; and Iomega floppy USB-powered drives. Iomega simplifies data protection and sharing at home and in the workplace with Iomega Automatic Backup software, HotBurn® CD-recording software, and Active Disk™ technology. For networks, Iomega NAS servers offer capacities of 160GB to 1.6TB. For unlimited capacity and anytime, anywhere access, Iomega offers iStorage™ secure online storage. Iomega also offers businesses and consumers a comprehensive data recovery services solution for recovering lost data due to hardware failure, file corruption, or media damage. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at www.iomega.com.

Special Note Regarding Forward-Looking Statements

Any statements contained in this release regarding optimism that business results will improve during fourth quarter; the timing of and expected annual cost savings of $38 to

$42 million as a result of the third quarter 2005 restructuring; expected benefits from the Thomson/Grass Valley REV product OEM agreement; plan to significantly refresh our HDD line in the next two quarters; the goal to return Iomega to profitability; and any other statements that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements are based upon information available to us as of the date hereof, and we disclaim any intention or obligation to update any such statements. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include lower than anticipated sales of our products; unexpected technical, manufacturing, or supply issues with our products; our inability to achieve a competitive cost structure; competition; our inability to maintain stringent quality assurance standards and customer satisfaction; manufacturing and inventory issues; management and key employee turnover; intellectual property disputes; adverse final judgments in litigation; general economic and/or industry-specific conditions; and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega's most recent Quarterly and Annual Reports on Forms 10-Q and 10-K.

###

Copyright© 2005 Iomega Corporation. All rights reserved. Iomega, Zip, REV, Active Disk, iStorage, Micro Mini, QuikTouch and HotBurn are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

                                                     IOMEGA CORPORATION
                                           CONDENSED STATEMENTS OF OPERATIONS - QTD
                                             (In thousands, except per share data)
                                                        (Unaudited)

                                                                               For the Three Months Ended
                                                           --------------------------------------------------------------------------
                                                              Oct. 2,       % of       Sept. 26,     % of      July 3,       % of
                                                                2005        Sales         2004       Sales        2005       Sales
                                                           ------------  -----------  -----------  ---------  -----------  ----------
     Sales                                                    $55,889      100.0%      $77,262     100.0%      $65,736      100.0%
     Cost of Sales (1)                                         44,890       80.3%       65,413      84.7%       52,209       79.4%
                                                           ------------  -----------  -----------  ---------  -----------  ----------
       Gross margin                                            10,999       19.7%       11,849      15.3%       13,527       20.6%
                                                           ------------  -----------  -----------  ---------  -----------  ----------

     Operating Expenses:
       Selling, general and administrative                     14,548       26.0%       21,751      28.2%       16,129       24.5%
       Research and development                                 3,330        6.0%        6,899       8.9%        4,116        6.3%
       License and patent fees                                   (889)      (1.6%)           0       0.0%         (405)      (0.6%)
       Restructuring charges (reversals)                        6,579       11.8%        2,293       3.0%          (41)      (0.1%)
                                                           ------------  -----------  -----------  ---------  -----------  -----------
          Total operating expenses                             23,568       42.2%       30,943      40.0%       19,799       30.1%
                                                           ------------  -----------  -----------  ---------  -----------  -----------
     Operating Loss                                           (12,569)     (22.5%)     (19,094)    (24.7%)      (6,272)      (9.5%)
       Interest and other income and expense, net (2)             598        1.1%        2,423       3.1%         (307)      (0.5%)
                                                           ------------  -----------  -----------  ---------  -----------  -----------
     Loss Before Income Taxes                                 (11,971)     (21.4%)     (16,671)    (21.6%)      (6,579)     (10.0%)
     (Provision) Benefit for Income Taxes                        (354)      (0.6%)         815       1.1%          179        0.3%
                                                           ------------  -----------  -----------  ---------  -----------  -----------
     Net Loss                                                ($12,325)     (22.1%)    ($15,856)    (20.5%)     ($6,400)      (9.7%)
                                                           ============  ===========  ===========  =========  ===========  ===========

     Loss Per Share                                            ($0.24)                  ($0.31)                 ($0.12)
                                                           ============               ===========             ===========
     Weighted Average Common Shares Outstanding                51,627                   51,565                  51,612
                                                           ============               ===========             ===========

                (1) Q3 2004 cost of sales includes $4.6 million for impairment and other charges related to the discontinuance of the DCT program.
     (2) Q3 2004 includes $1.8 million associated with the release of various accruals for a European subsidiary for which operations ceased in 1999.

                                             PRODUCT SALES AND PROFIT MARGINS - QTD
                                                         (In thousands)
                                                            (Unaudited)

                                                                               For the Three Months Ended
                                                           --------------------------------------------------------------------------
                                                              Oct. 2,       % of        Sept. 26,     % of      July 3,        % of
                                                                2005        Sales          2004       Sales        2005        Sales
                                                           ------------  -----------  -----------  ---------  -----------  ----------

     Sales:
     Consumer Products:
          Zip                                                 $14,868       26.6%      $31,880      41.3%      $16,778       25.5%
          Consumer Storage Solutions (1)                       27,143       48.6%       30,892      40.0%       33,147       50.4%
     Business Products:
          REV                                                  10,255       18.3%       10,338      13.4%       11,141       16.9%
          Network Storage Systems                               3,279        5.9%        3,282       4.2%        4,154        6.3%
     Other Products (2)                                           344        0.6%          870       1.1%          516        0.8%
                                                           ------------               -----------             -----------
             Total Sales                                      $55,889                  $77,262                 $65,736
                                                           ============               ===========             ===========

      Product Profit Margin (Loss):
     Consumer Products:
          Zip                                                  $5,961                  $12,551                  $7,717
          Consumer Storage Solutions (1)                       (1,461)                  (2,872)                 (2,160)
     Business Products:
          REV                                                  (1,344)                  (5,612)                 (1,584)
          Network Storage Systems                                (322)                     (27)                     33
     Other Products (2) (3) (4)                                 1,096                   (6,583)                    562
                                                           ------------               -----------             -----------
             Total Product Profit Margin (Loss)                 3,930                   (2,543)                  4,568

     Common:
        General corporate expenses                             (9,920)                 (14,258)                (10,881)
        Restructuring (charges) reversals                      (6,579)                  (2,293)                     41
        Interest and other income and expense, net                598                    2,423                    (307)
                                                           ------------               -----------             -----------
     Loss Before Income Taxes                                ($11,971)                ($16,671)                ($6,579)
                                                           ============               ===========             ===========

     (1) Consumer Storage Solutions is comprised of optical, hard disk, flash and floppy drives.
     (2) Other Products is comprised of Jaz, Peerless, PocketZip and other miscellaneous products, and the DCT Development
          Program in the case of PPM/product loss.
     (3) Q3 2004 includes $4.6 million for impairment and other charges related to the discontinuance of the DCT program.
     (4) Q3 2005 includes license income of $0.9 million.

                                                     IOMEGA CORPORATION
                                           CONDENSED STATEMENTS OF OPERATIONS - YTD
                                              (In thousands, except per share data)
                                                        (Unaudited)

                                                                       For the Nine Months Ended
                                                           -------------------------------------------------
                                                              Oct. 2,       % of        Sept. 26,     % of
                                                                2005        Sales          2004       Sales
                                                           ------------  -----------  -----------  ---------
     Sales                                                   $194,555      100.0%     $239,030     100.0%
     Cost of Sales (1)                                        153,484       78.9%      188,050      78.7%
                                                           ------------  -----------  -----------  ---------
        Gross margin                                           41,071       21.1%       50,980      21.3%
                                                           ------------  -----------  -----------  ---------

     Operating Expenses:
       Selling, general and administrative                     48,892       25.1%       69,127      28.9%
       Research and development                                11,550        5.9%       20,068       8.4%
       License and patent fees                                 (1,301)      (0.8%)           0       0.0%
       Restructuring charges                                    6,773        3.5%        2,991       1.3%
                                                           ------------  -----------  -----------  ---------
          Total operating expenses                             65,914       33.9%       92,186      38.6%
                                                           ------------  -----------  -----------  ---------
     Operating Loss                                           (24,843)     (12.8%)     (41,206)    (17.2%)
       Interest and other income and expense, net                (163)      (0.1%)       2,646       1.1%
                                                           ------------  -----------  -----------  ---------
     Loss Before Income Taxes                                 (25,006)     (12.9%)     (38,560)    (16.1%)
     (Provision) Benefit for Income Taxes                         356        0.2%       (1,954)     (0.8%)
                                                           ------------  -----------  -----------  ---------
     Net Loss                                                ($24,650)     (12.7%)    ($40,514)    (16.9%)
                                                           ============  ===========  ===========  =========

     Loss Per Share                                           $ (0.48)                  ($0.79)
                                                           ============               ===========
     Weighted Average Common Shares Outstanding                51,617                   51,540
                                                           ============               ===========

      (1) 2004 cost of sales includes $4.6 million for impairment and other charges related to the discontinuance of the DCT program.

                                             PRODUCT SALES AND PROFIT MARGINS - YTD
                                                         (In thousands)
                                                          (Unaudited)

                                                                      For the Nine Months Ended
                                                           -------------------------------------------------
                                                              Oct. 2,       % of        Sept. 26,     % of
                                                                2005        Sales          2004       Sales
                                                           ------------  -----------  -----------  ---------
     Sales:
     Consumer Products:
          Zip                                                 $51,791       26.6%     $108,419      45.4%
          Consumer Storage Solutions (1)                       96,739       49.7%       98,749      41.3%
     Business Products:
          REV                                                  33,489       17.2%       17,829       7.5%
          Network Storage Systems                              11,218        5.8%       10,647       4.5%
     Other Products (2)                                         1,318        0.7%        3,386       1.4%
                                                           ------------               -----------
             Total Sales                                     $194,555                 $239,030
                                                           ============               ===========
      Product Profit Margin (Loss):
     Consumer Products:
          Zip                                                 $23,740                  $41,393
          Consumer Storage Solutions (1)                       (4,502)                  (3,596)
     Business Products:
          REV                                                  (4,746)                 (17,898)
          Network Storage Systems                                (588)                    (521)
     Other Products (2) (3) (4)                                 1,751                  (10,870)
                                                           ------------               -----------
             Total Product Profit Margin                       15,655                    8,508

     Common:
        General corporate expenses                            (33,725)                 (46,723)
        Restructuring charges                                  (6,773)                  (2,991)
        Interest and other income and expense, net               (163)                   2,646
                                                           ------------               -----------
     Loss Before Income Taxes                                ($25,006)                ($38,560)
                                                           ============               ===========

     (1) Consumer Storage Solutions is comprised of optical, hard disk, flash and floppy drives.
     (2) Other Products is comprised of Jaz, Peerless, PocketZip and other miscellaneous products, and the DCT Development
          Program in the case of PPM/product loss.
     (3) 2004 cost of sales includes $4.6 million for impairment and other charges related to the discontinuance of the DCT program.
     (4) 2005 includes license and patent income of $1.3 million.

                                                     IOMEGA CORPORATION
                                                  CONDENSED BALANCE SHEETS
                                                      (In thousands)
                                                       (Unaudited)

                                                              Oct. 2,     July 3,       Dec. 31,
                                                                2005         2005          2004
                                                           --------------------------------------
     ASSETS:
       Cash and cash equivalents                              $72,572     $86,467     $103,403
       Restricted cash                                            261         259            0
       Temporary investments                                   25,534      23,128       17,406
                                                           ------------  -----------  -----------
            Total cash                                         98,367     109,854      120,809
       Trade receivables                                       26,740      18,163       30,764
       Inventories                                             24,142      21,599       31,345
       Deferred taxes                                           5,533       7,056        9,710
       Other current assets                                     5,208       4,923        7,045
                                                           ------------  -----------  -----------
           Total Current Assets                               159,990     161,595      199,673
       Property and equipment, net                              9,140      10,851       13,563
       Intangible and other assets                             13,022      13,475       14,266
                                                           ------------  -----------  -----------
                                                             $182,152    $185,921     $227,502
                                                           ============  ===========  ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY:
       Accounts payable                                       $31,830     $23,734      $35,166
       Income taxes payable                                     1,516         291          664
       Other current liabilities                               52,757      51,135       65,607
                                                           ------------  -----------  -----------
           Total Current Liabilities                           86,103      75,160      101,437
       Deferred taxes                                          17,219      19,694       22,537
       Long-term liabilities                                        0          99          721
       Stockholders' equity                                    78,830      90,968      102,807
                                                           ------------  -----------  -----------
                                                             $182,152    $185,921     $227,502
                                                           ============  ===========  ===========

                                        CONDENSED STATEMENTS OF CASH FLOWS - YTD
                                                    (In thousands)
                                                     (Unaudited)

                                                                       For the Nine Months Ended
                                                                      ----------------------------
                                                                         Oct. 2,       Sept. 26,
                                                                           2005          2004
                                                                        -----------  -----------
     Cash Flows from Operating Activities:
        Net Loss                                                         ($24,650)    ($40,514)
        Revenue and Expense Adjustments                                     6,197       18,669
                                                                        -----------  -----------
                                                                          (18,453)     (21,845)
        Changes in Assets and Liabilities:
           Trade receivables                                                3,960        3,169
           Restricted cash                                                   (261)         (50)
           Inventories                                                      6,673           13
           Other current assets                                             1,768           84
           Accounts payable                                                (3,376)      (2,687)
           Accrued restructuring                                              742       (1,283)
           Other current liabilities and income taxes                     (12,747)     (17,166)
                                                                        -----------  -----------
              Net cash used in operating activities                       (21,694)     (39,765)
                                                                        -----------  -----------

     Cash Flows from Investing Activities:
        Purchases of property and equipment                                  (970)      (9,348)
        Proceeds from sales of assets                                         745          101
        Initial investment in ByteTaxi (net of $171,000 cash)                 (44)           0
        Sales of temporary investments                                     27,464      238,150
        Purchases of temporary investments                                (35,571)    (210,429)
        Net change in other assets and other liabilities                     (678)        (826)
                                                                        -----------  -----------
            Net cash (used in) provided by investing activities            (9,054)      17,648
                                                                        -----------  -----------

     Cash Flows from Financing Activities:
        Payment of debt                                                      (139)           0
        Proceeds from sales of Common Stock                                    56          159
                                                                        -----------  -----------
            Net cash provided by (used in) financing activities               (83)         159
                                                                        -----------  -----------
     Net Decrease in Cash and Cash Equivalents                            (30,831)     (21,958)
     Cash and Cash Equivalents at Beginning of Period                     103,403      122,591
                                                                        -----------  -----------
     Cash and Cash Equivalents at End of Period                           $72,572     $100,633
                                                                        ==========   ===========